Vote this proxy card TODAY! Your prompt response will
                    save the expense of additional mailings.

             PLEASE RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

           Please fold and detach card at perforation before mailing.

This Proxy, when properly executed, will be voted in accordance with the instructions marked hereon by the undersigned. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL DESCRIBED HEREIN AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

 PLEASE FILL IN BOX(ES) AS SHOWN USING BLACK
 OR BLUE INK OR A NUMBER 2 PENCIL. [X]
 PLEASE DO NOT USE FINE POINT PENS.



                                                                                     FOR      AGAINST    ABSTAIN
 1.  To approve the Agreement and Plan of Reorganization.                             0          0          0

 2.  To transact such other business as may properly come before the Meeting.


                                                                      306, 312-C

                          VAN KAMPEN INVESTMENTS INC.

                           Vote this proxy card TODAY!
                            Your prompt response will
                    save the expense of additional mailings.

                   PLEASE BE SURE TO SIGN AND DATE THIS PROXY.

             PLEASE RETURN THE PROXY CARD IN THE ENCLOSED ENVELOPE.

         P Please fold and detach card at perforation before mailing. P

 VAN KAMPEN NEW JERSEY VALUE MUNICIPAL INCOME TRUST
 PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE TRUST

SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 9, 2001

The undersigned holder of common shares of beneficial interest, par value $0.01 per share (the "Shares"), of the VAN KAMPEN NEW JERSEY VALUE MUNICIPAL INCOME TRUST (the "NEW JERSEY VALUE MUNICIPAL INCOME TRUST") hereby appoints A. Thomas Smith III, Weston B. Wetherell and Sara L. Badler, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders to be held at the offices of Van Kampen Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555, on May 9, 2001 at 3:30 p.m., and any and all adjournments thereof (the "Special Meeting"), and thereat to vote all Shares which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the following instructions. If more than one of the proxies, or their substitutes, are present at the Special Meeting or any adjournment thereof, they jointly (or, if only one is present and voting, then that one) shall have authority and may exercise all powers granted hereby. The undersigned hereby acknowledges receipt of the accompanying Notice of Special Meeting and Prospectus/Proxy Statement.

                             DATE:___________ , 2001

            PLEASE SIGN, DATE AND RETURN PROMPTLY IN ENCLOSED ENVELOPE

            ----------------------------------------------------------


            ----------------------------------------------------------
                                  Signature(s)

Please sign this Proxy exactly as your name or names appear on the books of the Van Kampen New Jersey Value Municipal Income Trust. When signing as attorney, trustee, executor, administrator, custodian, guardian or corporate officer, please give full title. If shares are held jointly, each holder must sign.


                                                                       306-C